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                                [STERLING LOGO]

                                                                    Exhibit 99.1

John Tietjen                            Kimberly Storin
Chief Financial Officer                 Investor Relations/Media Relations
Sterling Bancorp                        The MWW Group
john.tietjen@sterlingbancorp.com        kstorin@mww.com
212.827.8035                            212.827.3752
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STERLING BANCORP TO ANNOUNCE FULL YEAR AND FOURTH QUARTER 2003 RESULTS

New York, NY, January 21, 2004 -- Sterling Bancorp (NYSE:STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the fiscal year and fourth quarter ended December 31, 2003, before the market opens on Thursday, January 22, 2004. In addition, Sterling will hold a conference call to discuss the financial results at 10:00 a.m. EST.

To access the conference call live, interested parties may dial 800-544-6192 at least 10 minutes prior to the call and reference passcode 374448.

A replay of the conference call will be available at 1:00 p.m. EST on Thursday, January 22, 2004 until 11:59 p.m. EST on Wednesday, January 28, 2004. To access the replay by telephone, interested parties may dial 888-266-2081 or 703-925-2533 and enter the passcode 374448.

ABOUT STERLING BANCORP

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, North Carolina and mid-Atlantic States, and conducts business throughout the U.S.